UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2012

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2012, Mercantile Bank Corporation (“Mercantile”) repurchased from the United States Department of the Treasury (the “Treasury”) 10,500 shares of Mercantile’s 21,000 outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”). Mercantile paid to the Treasury $10,571,458 for the 10,500 shares, which included a $1,000 per share Liquidation Amount and $71,458 for accrued and unpaid dividends. Mercantile originally sold the Preferred Stock to the Treasury on May 15, 2009 pursuant to the Capital Purchase Program that was part of the Treasury’s Troubled Asset Relief Program.

Mercantile issued a press release announcing its repurchase of the 10,500 shares of Preferred Stock. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Mercantile Bank Corporation announcing its repurchase of 10,500 shares of Preferred Stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief
Financial Officer and Treasurer

Date: April 4, 2012

Exhibit Index

Exhibit Number	Description

99.1	Press release of Mercantile Bank Corporation announcing its repurchase of 10,500 shares of Preferred Stock